BY-LAWS

                            NYLIM INSTITUTIONAL FUNDS

                            a Delaware Business Trust

                                TABLE OF CONTENTS

                                     BY-LAWS

                                                                            Page

ARTICLE I      Offices.........................................................1

    Section 1.   Principal Office..............................................1
    Section 2.   Delaware Office...............................................1
    Section 3.   Other Offices.................................................1


ARTICLE II     Meetings of Shareholders........................................1

    Section 1.   Place of Meetings.............................................1
    Section 2.   Call of Meetings..............................................1
    Section 3.   Notice of Meetings of Shareholders............................2
    Section 4.   Manner of Giving Notice; Affidavit of Notice..................2
    Section 5.   Adjourned Meeting; Notice.....................................3
    Section 6.   Voting........................................................3
    Section 7.   Waiver of Notice; Consent of Absent Shareholders..............3
    Section 8.   Shareholder Action by Written Consent Without a Meeting.......3
    Section 9.   Record Date for Shareholder Notice, Voting and Giving
                 Consents. ....................................................4
    Section 10.  Proxies.......................................................4
    Section 11.  Inspectors of Election........................................5
    Section 12.  Quorum and Required Vote .....................................5


ARTICLE III    Trustees........................................................6

    Section 1.   Powers........................................................6
    Section 2.   Number of Trustees............................................6
    Section 3.   Vacancies.....................................................6
    Section 4.   Place of Meetings and Meetings by Telephone...................6
    Section 5.   Action Without a Meeting......................................7
    Section 6.   Fees and Compensation of Trustees.............................7
    Section 7.   Delegation of Power to Other Trustees.........................7


ARTICLE IV     Committees......................................................8

    Section 1.   Committees of Trustees........................................8
    Section 2.   Meetings and Action of Committees.............................8

ARTICLE V      Officers........................................................9

    Section 1.   Officers......................................................9
    Section 2.   Election of Officers..........................................9
    Section 3.   Subordinate Officers..........................................9
    Section 4.   Removal and Resignation of Officers...........................9
    Section 5.   Vacancies in Offices..........................................9
    Section 6.   Chairman......................................................9
    Section 7.   President.....................................................9
    Section 8.   Vice Presidents..............................................10
    Section 9.   Secretary....................................................10
    Section 10.  Treasurer....................................................10


ARTICLE VI     Indemnification of Employees and Other Agents..................11

    Section 1.   Agents, Proceedings, Expenses................................11
    Section 2.   Indemnification..............................................11
    Section 3.   Limitations, Settlements.....................................11
    Section 4.   Insurance, Rights Not Exclusive..............................12
    Section 5.   Advance of Expenses..........................................12
    Section 6.   Fiduciaries of Employee Benefit Plans........................12


ARTICLE VII    Inspection of Records and Reports..............................12

    Section 1.   Inspection by Shareholders...................................12
    Section 2.   Inspection by Trustees.......................................12
    Section 3.   Financial Statements.........................................13


ARTICLE VIII   General Matters................................................13

    Section 1.   Checks, Drafts, Evidence of Indebtedness.....................13
    Section 2.   Contracts and Instruments; How Executed......................13
    Section 3.   Fiscal Year..................................................13
    Section 4.   Seal.........................................................13


ARTICLE IX     Amendments.....................................................13

                                     BY-LAWS

                                       OF

                            NYLIM INSTITUTIONAL FUNDS

                            a Delaware Business Trust

                                  INTRODUCTION

         A. Declaration of Trust. These By-Laws are made and adopted pursuant to
Section 4.7 of the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), establishing NYLIM Institutional Funds, as a Delaware business trust (the "Trust") under the Delaware Business Trust Act, 12 Del. C 3801, et seq. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

         B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

                                    ARTICLE I

                                     Offices

         Section 1. Principal Office. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

         Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

         Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware where the Trust intends to do business.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.

         Section 2. Call of Meetings. There shall be no annual Shareholders' meetings. Special meetings of the Shareholders may be called at any time by the Trustees or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable.

         Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety
(90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name or names of any nominee or nominees for election as Trustee[s] whom at the time of the notice are intended to be presented for election.

         If any action is proposed to be taken at any meeting of Shareholders for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust of the Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposed action.

         Section 4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written communication, charges prepaid, or by other means, including electronic means, permitted by applicable law, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first-class mail, telegraphic or other written communication, or by electronic means, to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

         If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

         Section 5. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares represented at that meeting, either in person or by proxy.

         When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than 120 days from the date set for the original meeting, in which case the Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

         Section 6. Voting. The Shareholders entitled to vote and the means of voting at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect at such time. The Shareholders' vote may be by voice vote or by ballot, rendered in person, by mail or electronically, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to the total Shares that such Shareholder is entitled to vote on such proposal.

         Section 7. Waiver of Notice; Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, provided a quorum is present, either in person or by proxy, at the meeting of Shareholders, and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders shall have waived notice to such meeting. Notice to a Shareholder shall be deemed waived if a Shareholder signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

         Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

         Section 8. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted provided, however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

         If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II.

         Section 9. Record Date for Shareholder Notice, Voting and Giving Consents.

         For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

         If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         Section 10. Proxies. Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         Section 11. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may appoint inspectors of election at the meeting. The number of inspectors shall be two (2). If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill the vacancy.

         These inspectors shall:

          (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

          (b)  Receive votes, ballots or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  Count and tabulate all votes or consents;

          (e)  Determine when the polls shall close;

          (f)  Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

         Section 12. Quorum and Required Vote. The determination of the percentage of shares (of a series or class or of the Trust in the aggregate) necessary to constitute a quorum for the transaction of business at a meeting of Shareholders, and the determination of the series or classes entitled to vote on any matter at a meeting of Shareholders, shall be made in accordance with
Article V of the Declaration of Trust, except when a larger vote is required by any other provision of the Declaration of Trust, these By-Laws, or by applicable law.

                                   ARTICLE III

                                    Trustees

         Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers may be exercised by or under the direction of the Trustees.

         Section 2. Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

         Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

         Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held as provided for in the Declaration of Trust.

         Section 5. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

         Section 6. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 12 of Article III shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

         Section 7. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

                                   ARTICLE IV

                                   Committees

         Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees or other persons, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided for by resolution of the Trustees, shall have the authority of the Trustees, except with respect to:

          (a) the approval of any action which under applicable law requires approval by a majority of the entire authorized number of Trustees or certain Trustees;

          (b)  the filling of vacancies of Trustees;

          (c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

          (d) the amendment or termination of the Declaration of Trust or any Series or Class or the amendment of the By-Laws or the adoption of new By-Laws;

          (e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

          (f) a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

          (g) the appointment of any other committees of the Trustees or the members of such new committees.

         Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally or by resolution of the Trustees, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

                                    ARTICLE V

                                    Officers

         Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Trustees, a Chairman of the Board (Chairman), one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. The Chairman, if there be one, shall be a Trustee and may be, but need not be, a Shareholder; and any other officer may be, but need not be, a Trustee or Shareholder.

         Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

         Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Trustees.

         Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

         Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.

         Section 6. Chairman. The Chairman, if such an officer is elected, shall be a member of the Board of Trustees and ex-officio member of all committees except the Audit and Nominating Committees. If present, he or she shall preside at meetings of the Trustees, and shall perform such other duties as may be assigned to him or her from time to time by the Board of Trustees or as prescribed by the Declaration of Trust or these By-Laws.

         Section 7. President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if there be such an officer, the President shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the Shareholders and, in the absence of the Chairman, or if there be none, at all meetings of the Trustees. He or she shall perform all acts incident to the position of President, authorized by law and shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

         Section 8. Vice Presidents. In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or the Chairman or by these By-Laws.

         Section 9. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

         The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.

         Section 10. Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.

                                   ARTICLE VI

                  Indemnification of Employees and Other Agents

         Section 1. Agents, Proceedings, Expenses. For the purpose of this Article, "agent" means any Person who is or was an employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (other than a trustee or officer of the Trust for which indemnification is provided in the Trust's Declaration of Trust); "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

         Section 2. Indemnification. Subject to the exceptions and limitations contained in Section 3 of this Article VI and the Declaration of Trust, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

         Section 3. Limitations, Settlements. No indemnification shall be provided hereunder to an agent:

          (a) who shall have been adjudicated, by the court or other body before which the proceeding was brought, to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

          (b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

               (i) by the court or other body before which the proceeding was brought;

               (ii) by at least a majority  of those  Trustees  who are  neither
                    Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

               (iii)by written  opinion of independent  legal counsel based upon a review of readily available facts (as opposed to a full trial type inquiry);

provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

         Section 4. Insurance, Rights Not Exclusive. The rights of indemnification herein provided (i) may be insured against by policies maintained by the Trust on behalf of any agent, (ii) shall be severable, (iii) shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and (iv) shall inure to the benefit of the agent's heirs, executors and administrators.

         Section 5. Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such agent that such amount will be paid over by him or her to the Trust unless it is ultimately determined that he or she is entitled to indemnification under this Article VI; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article VI.

         Section 6. Fiduciaries of Employee Benefit Plans. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article VI.

                                   ARTICLE VII

                        Inspection of Records and Reports

         Section 1. Inspection by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

         Section 2. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

         Section 3. Financial Statements. A copy of any financial statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

         The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

                                  ARTICLE VIII

                                 General Matters

         Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

         Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 3. Fiscal Year. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by the Trustees. The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

         Section 4. Seal. The seal of the Trust shall consist of a flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE IX

                                   Amendments

         Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VI hereof with respect to any acts or omissions of agents (as defined in Article VI) of the Trust prior to such amendment.

Adopted as of February 22, 2001